   As filed with the Securities and Exchange Commission on November 12, 1996
                                                       Registration No. 33-54362

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               THE TIMKEN COMPANY
             (Exact name of registrant as specified in its charter)

               OHIO                                          34-0577130
  (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                         Identification No.)

                               -------------------

                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
              (Address and Zip Code of Principal Executive Offices)

                               ------------------

                        CAROLINA PENSION INVESTMENT PLAN
                            (Full title of the plan)

                               ------------------


                                 Larry R. Brown
                       Vice President and General Counsel
                            1835 Dueber Avenue, S.W.
                             Canton, Ohio 44706-2798
                     (Name and address of agent for service)

                                 (330) 438-3000
          (Telephone number, including area code, of agent for service)

                         ------------------------------


        This Post-Effective Amendment is being filed solely to remove from registration securities that were registered and
        will not be issued in connection with the Registrant's offering.

           This Post-Effective Amendment to the Registration Statement
      shall become effective upon filing with the Securities and Exchange
        Commission pursuant to Rule 464 under the Securities Act of 1933.

                           Termination of Registration
                           ---------------------------

                  The Timken Company (the "Company") filed its Registration Statement No. 33-54362 on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission on November 9, 1992, in order to effect the registration of 75,000 of the Company's shares of Common Stock, without par value (the "Common Shares"), which were to be issued and an indeterminate amount of participation interests which were to be offered under the Carolina Pension Investment Plan (the "Plan").

                  The Plan has been terminated. Pursuant to the undertaking in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the Common Shares that have not been issued under the Plan and, accordingly, remain unsold upon termination of the offering pursuant to the Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, The Timken Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 11th day of November, 1996.

                                           THE TIMKEN COMPANY

                                            By /s/ Gene E. Little
                                              -------------------------
                                               Gene E. Little
                                               Vice President - Finance

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



             Signature                                        Title                                        Date
             ---------                                        -----                                        ----

*                                                Chairman - Board of Directors;                      November 11, 1996
  ------------------------------------           Director
  W. R. Timken, Jr.

*                                                President and Chief Executive                       November 11, 1996
  ------------------------------------           Officer; Director (Principal
  Joseph F. Toot, Jr.                            Executive Officer)


  /s/ Gene E. Little                             Vice President - Finance (Principal                 November 11, 1996
  ------------------------------------           Financial Officer and Principal
  Gene E. Little                                 Accounting Officer)


*                                                Director                                            November 11, 1996
  ------------------------------------
  Robert Anderson

*                                                Director                                            November 11, 1996
  ------------------------------------
  Stanley C. Gault

                                                 Director                                            November 11, 1996
  ------------------------------------
  J. Clayburn La Force, Jr.

*                                                Director                                            November 11, 1996
  ------------------------------------
  Robert W. Mahoney

                                                 Director                                            November 11, 1996
  ------------------------------------
  Jay A. Precourt





*                                                Director                                            November 11, 1996
  ------------------------------------
  John M. Timken, Jr.

*                                                Director                                            November 11, 1996
  ------------------------------------
  Ward J. Timken

                                                 Director                                            November 11, 1996
  ------------------------------------
  Martin D. Walker

*                                                Director                                            November 11, 1996
  ------------------------------------
  Charles H. West

*                                                Director                                            November 11, 1996
  ------------------------------------
  Alton W. Whitehouse




         *The undersigned by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of The Timken Company and filed previously as an Exhibit to the Registration Statement on behalf of each such person.

                                              By  /s/ G. E. Little
                                                -----------------------------
                                                G. E. Little, Attorney-in-fact

November 11, 1996

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